UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: May 27, 2016

DraftDay Fantasy Sports, Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As reported on the Company’s Current Report on Form 8-K filed May 20, 2016, the Company entered into a Secured Line of Credit (the “Secured Line of Credit”) with Sillerman Investment Company VI, LLC on May 16, 2016. On May 27, 2016, the Company borrowed an additional $50,000 under the Secured Line of Credit. A total of $211,000 has been advanced under the Secured Line of Credit.

The terms of the Secured Line of Credit are set forth in such Form 8-K and are hereby incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

As previously disclosed on a Current Report on Form 8-K filed on May 13, 2016, DraftDay Fantasy Sports Inc. (the “Company”) signed an agreement with Sillerman Investment Company III, LLC (“SIC III”) on May 9, 2016 to exchange 7,000 shares of the Company’s Series C Preferred Stock held by SIC III to 22,580,645 shares of the Company’s common stock (the “Exchange”), subject to certain conditions which have been satisfied, and therefore 22,580,645 shares of the Company’s common stock were issued to SIC III.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRAFTDAY FANTASY SPORTS, INC.

Date: June 3, 2016	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President